EX-99.B(d)(98)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Allianz Global Investors Capital LLC(1)

Dated June 30, 2008, as amended December 16, 2010

SEI INSTITUTIONAL INVESTMENTS TRUST

Small Cap Fund

Small/Mid Cap Equity Fund

(1)  Allianz Global Investors Capital LLC was substituted for Oppenheimer Capital LLC via a June 23, 2010 Novation of Sub-Advisory Agreement with SEI Investments Management Corporation and SEI Institutional Investments Trust.

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Allianz Global Investors Capital LLC

Dated June 30, 2008, as amended December 16, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Small Cap Fund	X.XX%
Small/Mid Cap Equity Fund	X.XX%

Agreed and Accepted:

SEI Investments Management Corporation	Allianz Global Investors Capital LLC

By:	By:

/s/ Aaron C. Buser	/s/ Mary Ann Schreiber

Name:	Name:

Aaron C. Buser	Mary ann Schreiber

Title:	Title:

Vice President	Managing Director